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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the Schedule 13G filed herewith and any amendments thereto relating to the acquisition of shares of beneficial interest of Envirotest Systems Corp. is filed jointly on behalf of each such person.

Dated: March 20, 1998


                                       APPALOOSA MANAGEMENT L.P.
                                       By: Appaloosa Partners Inc.
                                       Its: General Partner


                                       By: /s/ David A. Tepper
                                           -----------------------
                                           David A. Tepper
                                           President

                                       DAVID A. TEPPER


                                       /s/ David A. Tepper
                                       -------------------